Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1

*CUSIP:        76027XAA4

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2003.

INTEREST ACCOUNT

Balance as of February 15, 2003 ...................           $0.00
         Swap Receipt Amount ......................      $52,746.67
         Scheduled Income received on securities ..           $0.00
         Unscheduled Income received on securities            $0.00

LESS:
         Swap Distribution Amount .................          -$0.00
         Distribution to the Holders ..............     -$52,746.67
         Distribution to Depositor ................          -$0.00
         Distribution to Trustee ..................          -$0.00
Balance as of May 15, 2003 ........................           $0.00

PRINCIPAL ACCOUNT

Balance as of February 15, 2003 ...................           $0.00
         Scheduled Principal received on securities           $0.00

LESS:
         Distribution to Holders ..................          -$0.00
Balance as of  May 15, 2003 .......................           $0.00

                  UNDERLYING SECURITIES HELD AS OF May 15, 2003

         Principal
           Amount                         Title of Security
         ---------                        -----------------
         $12,000,000             GE Global Insurance Holding Corporation 7.00%
                                 Notes due February 15, 2026
                                 *CUSIP:      36158FAA8


         Notional
          Amount                          Title of Security
         -------                          ------------------
         $12,000,000             Swap Agreement Dated as of November 15, 2002
                                 between the Trust and Lehman
                                 Brothers Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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